Exhibit 99.1

        BOOTS & COOTS ANNOUNCES RESULTS FOR THE FIRST SIX MONTHS OF 2005; COMPANY CONTINUES TO GROW PREVENTION BUSINESS: UP 67 PERCENT YEAR-OVER-YEAR

    HOUSTON, Aug. 10 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), a global prevention, emergency response and restoration company for the oil and gas industry, today reported revenues of $19.1 million for the first six months of 2005 compared to revenues of $11.3 million for the prior year period. Net income was $1.8 million for the six months ended June 30, 2005, compared to a net income of $0.5 million in the prior period. The 2005 operating margins were reduced by pass-though charges incurred during the first quarter. Net income attributable to common shareholders for the six months ended June 30, 2005 was $1.4 million, or $0.04 per diluted share, compared to net income attributable to common shareholders in 2004 of $0.2 million, or $0.01 per diluted share.

    "During the quarter we saw increased activity in our prevention service segment, and our business development efforts over the last year have brought a predictable and sustainable activity level," said Jerry Winchester, President and Chief Executive Officer. "Year-to-date prevention revenues were $7.2 million as compared to $4.3 million for the same period last year, which puts us right on plan for this segment. While well control and emergency response provide our historical foundation, they remain largely unpredictable as seen in the lower revenues of the current quarter. We will continue to develop profitable new business opportunities that are not emergency-related. The success of these programs enables us to meet our customer's risk management needs, and we believe that they will provide the foundation for our continued growth."

    For the quarter ended June 30, 2005, revenues were $4.8 million compared with revenues of $6.9 million for the same period of 2004. Net income (loss) from continuing operations for the quarter was $(0.7) million compared to $0.5 million for the second quarter of 2004. Net income (loss) attributable to common shareholders was $(0.9) million, or $(0.03) per diluted share in the second quarter of 2005, compared to a net income in the prior period of $0.3 million, or $0.01 per diluted share.

    Earnings before interest, taxes, depreciation and amortization (EBITDA) was $3.1 million for the six months ended June 30, 2005, compared to $2.0 million in the prior period. For the second quarter, EBITDA was $11,000 compared to $1.4 million in the second quarter of 2004.

     Operational highlights include:
     * Prevention revenues were $4.1 million for the second quarter of 2005 compared to $2.2 million for the second quarter of 2004. During the quarter, the company continued to expand its scope of services in Algeria and Venezuela through new and amended SafeGuard contracts.
     * Response revenues were $0.6 million for the second quarter of 2005 as compared to $4.7 million in the second quarter of 2004.
     * At June 30, 2005, the company reported working capital of $3.2 million and total debt of $6.2 million.

    About Boots & Coots
    Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The company's SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the company's web site at http://www.bncg.com .

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov .

    Company contact: Dewitt H. Edwards, Senior Vice President Finance and Administration, 281-931-8884, investorrelations@bncg.com .

                               (Tables to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                          SUMMARY OF OPERATING RESULTS
                                   (unaudited)
                     (in thousands except per share amounts)

                                           Three Months Ended              Six Months Ended
                                                June 30,                        June 30,
                                      ----------------------------    ---------------------------
                                          2005            2004           2005(A)         2004
                                      ------------    ------------    ------------   ------------
Revenue                               $      4,762    $      6,936    $     19,052   $     11,347
Earnings Before Interest,
 Taxes, Depreciation and
 Amortization (EBITDA)                $         11    $      1,400    $      3,071   $      1,980
Income (Loss) From
 Continuing Operations                $       (663)   $        485    $      1,810   $        493
Income (Loss) From
 Discontinued Operations,
 Net of Income Taxes                  $        ---    $         (2)   $        ---   $         (2)
Net Income (Loss)                     $       (663)   $        483    $      1,810   $        491
Preferred Dividend
 Requirements and Accretion           $        216    $        194    $        427   $        316
Net Income (Loss) Attributable
 to Common Shareholders               $       (879)   $        289    $      1,383   $        175
Basic Earnings(Loss) Per
 Common Share:
  -  Continuing Operations            $      (0.03)   $       0.01    $       0.05   $       0.01
  -  Discontinued Operations          $       0.00    $       0.00    $       0.00   $       0.00
  -  Net Income (loss)                $      (0.03)   $       0.01    $       0.05   $       0.01
Diluted Earnings (Loss) Per
 Common Share:
  -  Continuing Operations            $      (0.03)   $       0.01    $       0.04   $       0.01
  -  Discontinued Operations          $       0.00    $       0.00    $       0.00   $       0.00
  -  Net Income (loss)                $      (0.03)   $       0.01    $       0.04   $       0.01
Weighted Average Common
 Shares Outstanding
  -  Basic                                  29,499          27,360          29,495         27,330
  -  Diluted                                29,499          27,878          31,063         27,880

(A) Revenue for the six months ended June 30, 2005, include $5,341 of pass-through third-party charges related to personnel security incurred in the first quarter of 2005.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
        OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
                                  AMORTIZATION
                                   (unaudited)
                                 (in thousands)

                                           Three Months Ended              Six Months Ended
                                                June 30,                       June 30,
                                      ----------------------------    ---------------------------
                                          2005            2004            2005           2004
                                      ------------    ------------    ------------   ------------
Net Income (Loss)                     $       (663)   $        483    $      1,810   $        491
Loss from Discontinued
 Operations, Net of Income
 Taxes                                $        ---    $          2    $        ---   $          2
Income Tax Expense                    $        179    $        286    $        383   $        609
Interest Expense and Other            $        276    $        377    $        438   $        377
Depreciation and Amortization         $        219    $        252    $        440   $        501
Earnings Before Interest,
 Taxes, Depreciation and
 Amortization (EBITDA)(A)             $         11    $      1,400    $      3,071   $      1,980

(A) Earnings before Interest, Income taxes, Depreciation, and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculate and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States. Non GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the company's performance or ability to meet its debt service and working capital requirements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                        June 30,      December 31,
                                          2005            2004
                                      ------------    ------------
                                      (unaudited)
Current Assets                        $     10,000    $     13,618
Current Liabilities (A)               $      6,791    $     11,065
Total Working Capital (B)             $      3,209    $      2,553
Total Assets                          $     14,188    $     18,393
Long Term Debt and Notes Payable (C)  $      4,659    $      6,148
Total Liabilities                     $     11,450    $     17,213
Total Shareholders' Equity            $      2,738    $      1,180

(A) June 30, 2005 and December 31, 2004 includes $296 and $332, respectively, for the current portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

(B) The Company defines Working Capital as all current assets, including cash, less all current liabilities, which includes current maturities of long-term debt.

(C) Net of current maturities of long-term debt. June 30, 2005 and December 31, 2004 includes $459 and $598, respectively, for the long term portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

     Investor Contact:  Jennifer Tweeton
                        VOLLMER
                        713-970-2100
                        jennifert@vollmerpr.com

                        Stan Altschuler / Richard Cooper
                        Strategic Growth International
                        212-838-1444
                        info@sgi-ir.com

SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             08/10/2005
    /CONTACT: Dewitt H. Edwards, Senior Vice President Finance and Administration of Boots & Coots International Well Control, Inc., +1-281-931-8884, or investorrelations@bncg.com ; or investors, Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com ; or Stan Altschuler or Richard Cooper, both of Strategic Growth International, +1-212-838-1444, or info@sgi-ir.com , all for Boots & Coots International Well Control, Inc./
    /FCMN Notes:  jennifert@vollmerpr.com /
    /Web site:  http://www.bncg.com
                http://www.sec.gov /
    (WEL)